# Power of Attorney

**Lim Kin Wan** is the holder of **20%** of the entire registered capital in **AngkasaX Innovation Sdn. Bhd.** (the "Company") ("My Shareholding"), hereby irrevocably authorize **Angkasa-X Holdings Corp.** ("AXH") to exercise the following rights relating to My shareholding during the term of this Power of Attorney in consideration of AXH agreeing to grant me to loan pursuant to the Loan Agreement dated 8th July 2021:

AXH is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to:

(1) attend shareholders' meetings of Company;

(2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of Malaysia and Company's Constitution, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and

(3) designate and appoint on behalf of myself the legal representative, director, supervisor and other senior management members of Company.

Without limiting the generality of the powers granted hereunder, AXH shall have the power and authority under this Power of Attorney to execute all necessary forms, documents or deeds stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by AXH shall be deemed as my own actions, and all the documents related to My Shareholding executed by AXH shall be deemed to be executed by me. We hereby acknowledge and ratify those actions and/or documents by AXH.

AXH is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am the shareholder of Company.

During the term of this Power of Attorney, we hereby waive all the rights associated with My Shareholding, which have been authorized to AXH through this Power of Attorney and shall not exercise such rights by myself.

I shall expressly authorize AXH to register this Power of Attorney with the relevant authorities in validating this Power of Attorney.

**Lim Kin Wan**

By:

8th July 2021

Witness:

Name: Henry Lim

8th July 2021